Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Nick Zeng, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Harmony Energy Technologies Corporation on Form 10-Q for the period ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Harmony Energy Technologies Corporation at the dates and for the periods indicated.

Date: August 15, 2022
/s/ Nick Zeng
Nick Zeng
Chairman & Chief Executive Officer

I, Demin Huang, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Harmony Energy Technologies Corporation on Form 10-Q for the period ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Harmony Energy Technologies Corporation at the dates and for the periods indicated.

Date: August 15, 2022
/s/ Demin Huang
Deming Huang
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Harmony Energy Technologies Corporation and will be retained by Harmony Energy Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.